UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2025

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of January Senior Secured Convertible Secured Note

As previously reported, on January 7, 2025, Velo3D, Inc. (the “Company”) issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January Note”) to Thieneman Properties, LLC (the “Holder”), an Indiana limited liability company controlled by Kenneth Thieneman, a member of the board of directors of the Company. Prior to the amendments described below, the January Note: (i) accrued interest at a rate of 60.0% per annum; (ii) was payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, would continue to accrue interest at the same rate until paid; and (iii) was convertible upon the Company’s successful listing of its shares of common stock, par value $0.00001 per share, on a national securities exchange (as defined in Rule 153(c) under the Securities Act of 1933, as amended (the “Securities Act”)) or upon and during the continuation of an Event of Default (as defined in the January Note), into shares of common stock at a fixed conversion price of $23.40 per share (as adjusted for the reverse stock split effected by the Company on July 28, 2025). On April 7, 2025, the Company made a payment of $750,000 to the Holder, covering the first three months of interest on the January Note.

On August 14, 2025, the Company and the Holder entered into an Amendment to Senior Secured Convertible Promissory Note (the “January Note Amendment”), which amended certain provisions of the January Note to, among other things: (i) extend the maturity date under the January Note to February 14, 2027; (ii) reduce the interest rate under the January Note to 12% per annum; and (ii) reduce the conversion price of the January Note to $16.38 per share.

Amendment of February Senior Secured Convertible Secured Note

As previously reported, on February 10, 2025, the Company issued an additional Senior Secured Convertible Promissory Note in the aggregate principal amount of $10,000,000 (the “February Note”) to the Holder, which was funded in two tranches of $5,000,000 on February 10, 2025 and March 20, 2025, respectively. Prior to the amendments described below, each tranche of the February Note: (i) accrued interest at a rate of 30% per annum; (ii) were payable in full six months from the date each tranche was funded and if not paid on or prior to such date, would continue to accrue interest at the same rate until paid; and (iii) was convertible upon the Company’s successful listing of its shares of common stock on a national securities exchange (as defined in Rule 153(c) under the Securities Act) or upon and during the continuation of an Event of Default (as defined in the February Note), into shares of common stock at a fixed conversion price of $15.00 per share (as adjusted for the reverse stock split effected by the Company on July 28, 2025).

On August 14, 2025, the Company and the Holder entered into an Amendment to Senior Secured Convertible Promissory Note (the “February Note Amendment”) which, amended certain provisions of the February Note, to, among other things: (i) extend the maturity dates for each tranche to February 14, 2027; (ii) reduce the interest rate under the February Note to 12% per annum; and (ii) reduce the fixed conversion price to $10.50 per share.

The foregoing descriptions of the January Note Amendment and the February Note Amendment do not purport to be complete and are qualified in their entirety by the full text of the January Note Amendment and the February Note Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	January Note Amendment, dated as of August 14, 2025

10.2	February Note Amendment, dated as of August 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: August 18, 2025	By:	/s/ Hull Xu
Hull Xu
Chief Financial Officer